                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 2, 2001 on the financial statements of Campbell Strategic Allocation Fund, L.P. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 and our report dated February 22, 2001 on the balance sheet of Campbell & Company, Inc. as of December 31, 2000, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
January 31, 2002